UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2016

NorthStar Asset Management Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-36301 (Commission File Number)	46-4591526 (IRS Employer Identification No.)
399 Park Avenue, 18th Floor, New York, NY 10022
(Address of Principal Executive Offices, Including Zip Code)
(212) 547-2600
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On January 29, 2016, NorthStar Asset Management Group Inc. (“NSAM”), through one of its subsidiaries, completed the acquisition (the “Acquisition”) of Townsend Holdings LLC (“Townsend”). In connection with the Acquisition and related transactions, NSAM acquired approximately 84% of the limited liability interests of Townsend for approximately $383 million, net of post-closing adjustments. The remaining 16% of the limited liability interests of Townsend are held by certain members of Townsend management.
This Amendment No. 1 to the Current Report on Form 8-K filed on February 2, 2016 (the “Form 8-K”), is being filed to provide additional financial information in connection with the Acquisition.
Item 9.01 Financial Statements and Exhibits.
The Form 8-K is hereby amended to include the following financial information.

(a)	Financial Statements of Businesses Acquired.

Audited consolidated financial statements of Townsend Holdings LLC as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014 and 2013 and independent auditor’s report are attached as Exhibit 99.1 hereto and are incorporated by reference herein.

(b)	Pro Forma Financial Information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

(d)	Exhibits.

Exhibit No.	Description
23.1	Consent of Ernst & Young LLP
99.1	Audited consolidated financial statements of Townsend Holdings LLC and Subsidiaries as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014 and 2013.
99.2	Pro forma financial information of NorthStar Asset Management Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Asset Management Group Inc.

Date: April 14, 2016	By:	/s/ Debra A. Hess
Debra A. Hess
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Ernst & Young LLP
99.1	Audited consolidated financial statements of Townsend Holdings LLC and Subsidiaries as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014 and 2013.
99.2	Pro forma financial information of NorthStar Asset Management Group Inc.